Remitly Reports Second Quarter 2025 Results Above Outlook and Raises Full Year 2025 Outlook
Second quarter send volume up 40% and revenue up 34% year over year
Second quarter net income was $6.5 million and Adjusted EBITDA was $64.0 million
Board of Directors authorizes $200 million share repurchase program

SEATTLE, WA / August 6, 2025 / GlobeNewswire / - Remitly Global, Inc. (NASDAQ: RELY), a trusted provider of digital financial services that transcend borders, reported results for the second quarter ended June 30, 2025.
“Q2 was a defining quarter for Remitly—we delivered exceptional financial performance, and achieved breakthrough innovation that positions us to shape the future of global financial services,” said Matt Oppenheimer, co-founder and Chief Executive Officer, Remitly. “We delivered Rule of 50 performance again along with GAAP profitability. We expect to close 2025 strong and are raising our full year revenue and Adjusted EBITDA outlook.”
Second Quarter 2025 Highlights and Key Operating Data
(All comparisons relative to the second quarter of 2024)
•Active customers increased to 8.5 million, from 6.9 million, up 24%.
•Send volume increased to $18.5 billion, from $13.2 billion, up 40%.
•Revenue totaled $411.9 million, compared to $306.4 million, up 34%.
•Net income was $6.5 million, compared to a net loss of $12.1 million.
•Adjusted EBITDA was $64.0 million, compared to $26.2 million, up 144%.
2025 Financial Outlook
For fiscal year 2025, Remitly currently expects:
•Total revenue in the range of $1.61 billion to $1.62 billion, representing a growth rate of 27% to 28% year over year. This outlook reflects an increase from our prior revenue outlook in the range of $1.574 billion to $1.587 billion.
•GAAP net income to be positive for 2025 and for Adjusted EBITDA to be in the range of $225 million to $230 million. This outlook reflects an increase from our prior Adjusted EBITDA outlook in the range of $195 million to $210 million.
For the third quarter of 2025, Remitly currently expects:
•Total revenue in the range of $411 million to $413 million, representing a growth rate of 22% to 23% year over year.
•A modest GAAP net income for the third quarter of 2025 and for Adjusted EBITDA to be in the range of $53 million to $55 million.
Share Repurchase Program
Remitly announced today that its Board of Directors has approved a share repurchase program, pursuant to which Remitly may repurchase up to an aggregate of $200 million of its outstanding common stock. Remitly intends to opportunistically repurchase shares based on market conditions, providing a way to return capital to stockholders and offset a portion of dilution associated with our employee equity compensation, consistent with our disciplined capital allocation approach.
Remitly may repurchase shares from time to time through open market purchases, in privately negotiated transactions, or by other means, including through the use of trading plans intended to qualify under Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, in accordance with applicable securities laws and other restrictions. The timing and total amount of share repurchases will be determined by Remitly in its discretion and will depend on a variety of factors, including business, economic and market conditions, corporate and regulatory requirements, prevailing stock prices, alternative investment opportunities, and other considerations. The share repurchase program does not expire and may be suspended, discontinued, or modified at any time without notice at Remitly's discretion. The share repurchase program does not obligate Remitly to acquire any amount of common stock.

Reconciliation of GAAP to Non-GAAP Financial Measures
A reconciliation of accounting principles generally accepted in the United States of America (“GAAP”) to non-GAAP financial measures has been provided in the financial statement tables included in this earnings release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.” We have not provided a quantitative reconciliation of forecasted Adjusted EBITDA to forecasted GAAP net income (loss) or to forecasted GAAP income (loss) before income taxes within this earnings release because we cannot, without unreasonable effort, calculate certain reconciling items with confidence due to the variability, complexity, and limited visibility of the adjusting items that would be excluded from forecasted Adjusted EBITDA. These items include, but are not limited to, income taxes, stock-based compensation expense, and payroll taxes related to stock-based compensation expense, which are directly impacted by unpredictable fluctuations in the market price of our common stock. The variability of these items could have a significant impact on our future GAAP financial results.
Note: All percentage changes described within this press release are calculated using amounts in the Company’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission (the “SEC”), for which revenue and active customers are presented in thousands and send volume is presented in millions. Rounding differences may occur when individually calculating percentages or totals from rounded amounts included within the press release body as compared to the amounts included within the Company’s SEC filings.

Webcast Information
Remitly will host a webcast at 5:00 p.m. Eastern time on Wednesday, August 6, 2025 to discuss its second quarter 2025 financial results. The live webcast and investor presentation will be accessible on Remitly’s website at https://ir.remitly.com. A webcast replay will be available on our website at https://ir.remitly.com following the live event.
We have used, and intend to continue to use, the Investor Relations section of our website at https://ir.remitly.com as a means of disclosing material nonpublic information and for complying with our disclosure obligations under Regulation FD.
Non-GAAP Financial Measures
Some of the financial information and data contained in this earnings release, such as Adjusted EBITDA and non-GAAP operating expenses, have not been prepared in accordance with GAAP.
We regularly review our key business metrics and non-GAAP financial measures to evaluate our performance, identify trends affecting our business, prepare financial projections, and make strategic decisions. We believe that these key business metrics and non-GAAP financial measures provide meaningful supplemental information for management and investors in assessing our historical and future operating performance. Adjusted EBITDA and non-GAAP operating expenses are key output measures used by our management to evaluate our operating performance, inform future operating plans, and make strategic long-term decisions, including those relating to operating expenses and the allocation of internal resources. Remitly believes that the use of Adjusted EBITDA and non-GAAP operating expenses provides additional tools to assess operational performance and trends in, and in comparing Remitly’s financial measures with, other similar companies, many of which present similar non-GAAP financial measures to investors. Remitly’s non-GAAP financial measures may be different from non-GAAP financial measures used by other companies. The presentation of non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial measures determined in accordance with GAAP. Because of the limitations of non-GAAP financial measures, you should consider the non-GAAP financial measures presented herein in conjunction with Remitly’s financial statements and the related notes thereto. Please refer to the non-GAAP reconciliations in this press release for a reconciliation of these non-GAAP financial measures to the most comparable financial measure prepared in accordance with GAAP.
We calculate Adjusted EBITDA as net income (loss) adjusted by (i) interest (income) expense, net, (ii) provision for income taxes, (iii) noncash charges of depreciation and amortization, (iv) other income (expense), net, (v) noncash charges associated with our donation of common stock in connection with our Pledge 1% commitment, (vi) noncash stock-based compensation expense, net, (vii) payroll taxes related to stock-based compensation expense, net, and (viii) certain integration, restructuring, and other costs. We calculate non-GAAP operating expenses as our GAAP operating expenses adjusted by (i) noncash stock-based compensation expense, net, (ii) payroll taxes related to stock-based compensation expense, net, (iii) noncash charges associated with our donation of common stock in connection with our Pledge 1% commitment, as well as (iv) certain integration, restructuring, and other costs.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. These statements include, but are not limited to, statements regarding future events or our future results of operations and financial position, including our fiscal year and third quarter 2025 financial outlook, including forecasted fiscal year and third quarter 2025 revenue, net income (loss), and Adjusted EBITDA, anticipated future expenses and investments, expectations relating to certain of our key financial and operating metrics, our business strategy and plans, our growth, our position and potential opportunities, our share repurchase program, and our objectives for future operations. The words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “likely,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” or similar expressions and the negatives of those terms are intended to identify forward-looking statements. Forward-looking statements are based on management’s expectations, assumptions, and projections based on information available at the time the statements were made. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, including risks and uncertainties related to our expectations regarding our revenue, expenses, and other operating results; our ability to acquire new customers and successfully retain existing customers; our ability to develop new products and services in a timely manner; our ability to achieve or sustain our profitability; our ability to maintain and expand our strategic relationships with third parties; our business plan and our ability to effectively manage our growth; anticipated trends, growth rates, and challenges in our business and in the market segments in which we operate; our ability to attract and retain qualified employees; uncertainties regarding the impact of geopolitical and macroeconomic conditions, including currency fluctuations, inflation, regulatory changes (including as may be related to immigration, fiscal and tax policy, foreign trade, or foreign investment), regional and global conflicts or related government sanctions, or legislative or regulatory developments; our ability to maintain the security and availability of our solutions; our ability to maintain our money transmission licenses and other regulatory clearances or obtain new licenses and regulatory clearances; our ability to maintain and expand international operations; and our expectations regarding anticipated technology needs and developments and our ability to address those needs and developments with our solutions. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties, and assumptions, our actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Further information on risks that could cause actual results to differ materially from forecasted results is included in our quarterly report on Form 10-Q for the quarter ended June 30, 2025, to be filed with the SEC, and within our annual report on Form 10-K for the year ended December 31, 2024, filed with the SEC, which are or will be available on our website at https://ir.remitly.com and on the SEC’s website at www.sec.gov. Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.

About Remitly
Remitly is a trusted provider of digital financial services that transcend borders. With a global footprint spanning more than 170 countries, Remitly’s digitally native, cross-border payments app delights customers with a fast, reliable, and transparent money movement experience. Building on its strong foundation, Remitly is expanding its suite of products to further its vision and transform lives around the world.

Contacts

Media Inquiries:
press@remitly.com

Investor Relations:
Luv Sodha
ir@remitly.com

REMITLY GLOBAL, INC.
Condensed Consolidated Statements of Operations
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except share and per share data)	2025	2024	2025	2024
Revenue	$411,852	$306,423	$773,476	$575,541
Costs and expenses
Transaction expenses(1)	143,756	107,780	265,149	197,661
Customer support and operations(1)	25,074	19,999	47,647	40,118
Marketing(1)	84,976	77,056	158,325	145,070
Technology and development(1)	77,496	67,554	151,347	130,760
General and administrative(1)	59,581	45,889	112,410	90,062
Depreciation and amortization	6,326	3,907	11,722	7,585
Total costs and expenses	397,209	322,185	746,600	611,256
Income (loss) from operations	14,643	(15,762)	26,876	(35,715)
Interest income	2,061	1,942	3,848	4,168
Interest expense	(1,650)	(745)	(2,949)	(1,514)
Other (expense) income, net	(6,940)	5,764	(4,719)	4,178
Income (loss) before provision for income taxes	8,114	(8,801)	23,056	(28,883)
Provision for income taxes	1,578	3,290	5,168	4,288
Net income (loss)	$6,536	$(12,091)	$17,888	$(33,171)
Net income (loss) per share attributable to common stockholders:
Basic	$0.03	$(0.06)	$0.09	$(0.17)
Diluted	$0.03	$(0.06)	$0.08	$(0.17)
Weighted-average shares used in computing net income (loss) per share attributable to common stockholders:
Basic	204,693,035	193,452,628	203,226,963	191,650,713
Diluted	218,977,561	193,452,628	218,704,338	191,650,713

(1) Exclusive of depreciation and amortization, shown separately.

REMITLY GLOBAL, INC.
Condensed Consolidated Balance Sheets
(unaudited)

	June 30,	December 31,
(in thousands)	2025	2024
Assets
Current assets
Cash and cash equivalents	$515,896	$368,097
Disbursement prefunding	196,291	288,934
Customer funds receivable, net	257,394	193,965
Prepaid expenses and other current assets	67,450	46,518
Total current assets	1,037,031	897,514
Property and equipment, net	47,263	31,566
Operating lease right-of-use assets	12,865	13,002
Goodwill	54,940	54,940
Intangible assets, net	6,294	10,463
Other noncurrent assets, net	7,778	5,386
Total assets	$1,166,171	$1,012,871
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$18,860	$16,159
Customer liabilities	187,398	188,984
Short-term debt	2,669	2,468
Accrued expenses and other current liabilities	150,986	116,652
Operating lease liabilities	3,836	4,745
Total current liabilities	363,749	329,008
Operating lease liabilities, noncurrent	25,860	9,073
Other noncurrent liabilities	11,640	9,319
Total liabilities	401,249	347,400
Commitments and contingencies
Stockholders’ equity
Common stock	21	20
Additional paid-in capital	1,271,110	1,195,390
Accumulated other comprehensive income (loss)	4,184	(1,658)
Accumulated deficit	(510,393)	(528,281)
Total stockholders’ equity	764,922	665,471
Total liabilities and stockholders’ equity	$1,166,171	$1,012,871

REMITLY GLOBAL, INC.
Condensed Consolidated Statements of Cash Flows
(unaudited)

	Six Months Ended June 30,
(in thousands)	2025	2024
Cash flows from operating activities
Net income (loss)	$17,888	$(33,171)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	11,722	7,585
Stock-based compensation expense, net	73,858	71,245
Donation of common stock	1,866	—
Other	479	195
Changes in operating assets and liabilities:
Disbursement prefunding	92,643	45,138
Customer funds receivable	(55,878)	(82,079)
Prepaid expenses and other assets	(19,614)	(7,237)
Operating lease right-of-use assets	3,700	2,895
Accounts payable	4,443	(14,041)
Customer liabilities	(5,146)	(10,701)
Accrued expenses and other liabilities	35,840	15,621
Operating lease liabilities	12,293	(3,359)
Net cash provided by (used in) operating activities	174,094	(7,909)
Cash flows from investing activities
Purchases of property and equipment, and other	(26,553)	(2,076)
Capitalized internal-use software costs	(6,012)	(6,494)
Net cash used in investing activities	(32,565)	(8,570)
Cash flows from financing activities
Proceeds from exercise of stock options	4,578	4,194
Proceeds from issuance of common stock in connection with ESPP	5,768	5,004
Proceeds from revolving credit facility borrowings	2,493,000	570,000
Repayments of revolving credit facility borrowings	(2,493,000)	(685,000)
Taxes paid related to net share settlement of equity awards	(11,617)	(2,568)
Cash paid for settlement of amounts previously held back for acquisition consideration	—	(10,261)
Payment of debt issuance costs	(2,628)	—
Net cash used in financing activities	(3,899)	(118,631)
Effect of foreign exchange rate changes on cash, cash equivalents, and restricted cash	10,182	(1,229)
Net increase (decrease) in cash, cash equivalents, and restricted cash	147,812	(136,339)
Cash, cash equivalents, and restricted cash at beginning of period	369,817	325,029
Cash, cash equivalents, and restricted cash at end of period	$517,629	$188,690
Reconciliation of cash, cash equivalents, and restricted cash
Cash and cash equivalents	$515,896	$185,187
Restricted cash included in prepaid expenses and other current assets	664	2,693
Restricted cash included in other noncurrent assets, net	1,069	810
Total cash, cash equivalents, and restricted cash	$517,629	$188,690

REMITLY GLOBAL, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(unaudited)

Reconciliation of net income (loss) to Adjusted EBITDA:

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2025	2024(2)	2025	2024(2)
Net income (loss)	$6,536	$(12,091)	$17,888	$(33,171)
Add:
Interest income, net	(411)	(1,197)	(899)	(2,654)
Provision for income taxes	1,578	3,290	5,168	4,288
Depreciation and amortization	6,326	3,907	11,722	7,585
Other (income) expense, net	6,940	(5,962)	4,719	(4,393)
Donation of common stock	907	—	1,866	—
Stock-based compensation expense, net	38,066	37,157	73,858	71,245
Payroll taxes related to stock-based compensation expense, net	1,519	1,144	4,659	4,659
Integration, restructuring, and other costs(1)	2,536	—	3,444	1,468
Adjusted EBITDA	$63,997	$26,248	$122,425	$49,027
__________
(1) Integration, restructuring, and other costs for the three and six months ended June 30, 2025 consisted primarily of non-recurring termination benefits. Integration, restructuring, and other costs for the six months ended June 30, 2024 consisted primarily of $0.8 million in restructuring charges incurred, $0.5 million of non-recurring legal charges, and $0.2 million related to the change in the fair value of the holdback liability associated with the acquisition of Rewire (O.S.G.) Research and Development Ltd.
(2) As previously announced on February 19, 2025, the Company's presentation of Adjusted EBITDA now excludes the impact of payroll taxes related to stock-based compensation expense, net. Prior period Adjusted EBITDA has been recast to reflect this change.

Reconciliation of operating expenses to non-GAAP operating expenses:

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2025	2024(1)	2025	2024(1)
Customer support and operations	$25,074	$19,999	$47,647	$40,118
Excluding: Stock-based compensation expense, net	453	259	709	612
Excluding: Payroll taxes related to stock-based compensation expense, net	8	4	16	14
Excluding: Integration, restructuring, and other costs	—	—	—	758
Non-GAAP customer support and operations	$24,613	$19,736	$46,922	$38,734

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024(1)	2025	2024(1)
Marketing	$84,976	$77,056	$158,325	$145,070
Excluding: Stock-based compensation expense, net	4,747	4,521	8,874	8,500
Excluding: Payroll taxes related to stock-based compensation expense, net	258	236	714	729
Excluding: Integration, restructuring, and other costs	175	—	665	—
Non-GAAP marketing	$79,796	$72,299	$148,072	$135,841

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024(1)	2025	2024(1)
Technology and development	$77,496	$67,554	$151,347	$130,760
Excluding: Stock-based compensation expense, net	21,873	20,354	43,110	39,981
Excluding: Payroll taxes related to stock-based compensation expense, net	885	620	2,866	2,632
Excluding: Integration, restructuring, and other costs	1,382	—	1,382	—
Non-GAAP technology and development	$53,356	$46,580	$103,989	$88,147

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024(1)	2025	2024(1)
General and administrative	$59,581	$45,889	$112,410	$90,062
Excluding: Stock-based compensation expense, net	10,993	12,023	21,165	22,152
Excluding: Payroll taxes related to stock-based compensation expense, net	368	284	1,063	1,284
Excluding: Donation of common stock	907	—	1,866	—
Excluding: Integration, restructuring, and other costs	979	—	1,397	710
Non-GAAP general and administrative	$46,334	$33,582	$86,919	$65,916
__________
(1) As previously announced on February 19, 2025, the Company's presentation of non-GAAP operating expenses now excludes the impact of payroll taxes related to stock-based compensation expense, net. Prior period non-GAAP operating expenses have been recast to reflect this change.